Exhibit 99.2


            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Celgene Corporation:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-126296, Nos. 333-70083, 333-91977, 333-39716 and 333-65908),
in the registration statements on Form S-3 (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636, 333-107977 and
333-107978) and in the registration statements on Form S-4 (No. 333-101196 and 333-42302) of Celgene Corporation of our report dated March 15, 2006, except as to Notes 1B, 1R, 10B, 16 and 19, which are as of November 2, 2006, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, which report appears in the Current Report on Form 8-K of Celgene Corporation dated November 3, 2006.



/s/ KPMG LLP

Short Hills, NJ
November 3, 2006